Exhibit 99.1

Kemper Corporation 200 East Randolph Street Chicago, IL 60601 kemper.com

Press Release

Kemper Announces Schedule for Fourth Quarter 2018 Earnings Call;
Pays Down Term Loan and Estimates Fourth Quarter 2018 Catastrophe Losses

CHICAGO, January 14, 2019 - Kemper Corporation (NYSE: KMPR) announced today that before the markets open on Monday, February 11, 2019, Kemper will issue its fourth quarter 2018 earnings release and financial supplement. The company expects to file its annual report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on or about February 14, 2019. Following their publication, these documents will be available on the investor section of kemper.com.

Kemper will host its conference call to discuss fourth quarter 2018 and full year results on Monday, February 11, 2019, at 4:15 p.m. Eastern (3:15 p.m. Central). The conference call will be accessible via the internet and by telephone at 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to install any necessary software.

A replay of the webcast will be available online at the investor section of kemper.com.

Kemper also announced today that on Friday, December 28, 2018, Kemper repaid $215 million of the $250 million term loan due June 29, 2020. The term loan was drawn on June 29, 2018 to facilitate the funding of the acquisition of Infinity Property and Casualty Corporation.

“Kemper’s substantial repayment of the term loan reflects the company’s continued strong cash flow and liquidity position following the Infinity acquisition,” said James J. McKinney, Kemper’s Senior Vice President and Chief Financial Officer.

Kemper estimates that its fourth quarter 2018 results will include pre-tax catastrophe losses, including the impacts of the California wildfires, ranging from $25 million to $30 million, net of reinsurance. The company anticipates $30 million to $35 million of reinsurance recoveries, largely from its 2018 catastrophe aggregate reinsurance program. 2018 was the first year Kemper entered into a catastrophe aggregate reinsurance program to mitigate capital and earnings volatility associated with high-frequency, low-severity catastrophe events.

About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $11 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Through our businesses, Kemper:

•	Offers insurance for auto, home, life, health and valuables

•	Services approximately seven million policies

•	Is represented by more than 30,000 agents and brokers

•	Employs over 7,800 associates dedicated to providing exceptional service

•	Is licensed to sell insurance in 50 states and the District of Columbia

Learn more about Kemper.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the SEC. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Contacts

Investors:     Michael Marinaccio
312.661.4930
investors@kemper.com
or

News Media:     Barbara Ciesemier
312.661.4521
bciesemier@kemper.com

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